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                                                                  EXHIBIT 3.3(b)


                                                                        177787-A
                                                                        222350-I

                            COMMONWEALTH OF KENTUCKY

                                   OFFICE OF
                               SECRETARY OF STATE


     DREXELL R. DAVIS              [LOGO]         FRANKFORT,
        Secretary                                 KENTUCKY


                            CERTIFICATE OF AMENDMENT
                          TO ARTICLES OF INCORPORATION


I, DREXELL R. DAVIS, Secretary of State of the Commonwealth of Kentucky, do hereby certify that Amended Articles of Incorporation of


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                     CHANGING NAME TO IKERD-BANDY, CO., INC.
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amended pursuant to Kentucky Revised Statutes, 271A, (273) duly signed and verified or acknowledged according to law, have been filed in my office by said corporation, and that all taxes, fees and charges payable upon the filing of said Articles of Amendment have been paid.



           Given under my hand and seal of Office as Secretary of State,
           at Frankfort, Kentucky, this              26TH
                                        -------------------------------
           day of          NOVEMBER          , 1986.
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                                              Drexel R. Davis
                                       ---------------------------------------
                                            SECRETARY OF STATE
     [LOGO]

   SECRETARY OF STATE            ---------------------------------------
                                       ASSISTANT SECRETARY OF STATE